    Exhibit 10.22

AIRCRAFT TIME SHARING AGREEMENT

This Aircraft Time Sharing Agreement (“Agreement”) is effective as of December 9, 2025 (“Effective Date”), and is by and between JBH Ventures, LLC, a Delaware limited liability company (“Lessor”), and Chevron Corporation, a Delaware corporation (“Lessee”).

    RECITALS

WHEREAS, Lessor is the operator of that [Redacted] (“Aircraft”);

WHEREAS, Lessor employs a fully qualified flight crew to operate the Aircraft; and

WHEREAS, Lessor and Lessee desire to lease the Aircraft with flight crew on a non-exclusive time sharing basis as defined in 14 C.F.R. § 91.501(c)(1).

The parties agree as follows:

1.Time Sharing Agreement. Lessor agrees to lease the Aircraft to Lessee pursuant to 14 C.F.R. § 91.501(c)(1) and to provide a fully qualified flight crew to operate the Aircraft.

2.Term. This Agreement shall commence on the Effective Date. This Agreement will terminate on June 1, 2028 unless extended in writing by Lessor and Lessee. Either party may terminate this Agreement upon ten (10) days’ prior written notice to the other party, delivered personally or by certified mail, return receipt requested, at the address for the party set forth above.

3.Aircraft Use and Scheduling. Lessee’s use of the Aircraft is subject to Lessor’s Aircraft availability. Lessee will give Lessor as much advance notice of a requested trip as possible. Trip requests will be made by emailing [Redacted] ([Redacted]) with the following trip information:

a.Departure city or airport;
b.Destination city or airport;
c.Date and time of flight;
d.Names of passengers;
e.Nature and extent of luggage and/or cargo to be carried;
f.Date and time of return flight, if any; and
g.All other information concerning the proposed flight that may be pertinent or required by Lessor or Lessor’s flight crew.

A trip is not booked until confirmed in writing via email by Lessor. Lessor shall have final authority over the scheduling of the Aircraft, provided, however, that Lessor will use its best efforts to accommodate Lessee’s needs and to avoid conflicts in scheduling. Lessor may cancel a trip upon notice to Lessee and without liability.

4.Payment for Flights. Lessee shall pay Lessor for each flight conducted under this Agreement as authorized by 14 C.F.R. § 91.501(d). These expenses include:
a.Fuel, oil, lubricants, and other additives;
b.Travel expenses of the crew, including food, lodging and ground transportation;
c.Hangar and tie down costs away from the Aircraft’s base of operation;
d.Insurance obtained for the specific flight;
e.Landing fees, airport taxes and similar assessments;
f.Customs, foreign permit, and similar fees directly related to the flight;
g.In-flight food and beverages;
h.Passenger ground transportation;
i.Flight planning and weather contract services; and
j.An additional charge equal to 100% of the expenses listed in subsection (a).

Lessor will pay all expenses related to the operation of the Aircraft when incurred. Following each trip, Lessor will invoice Lessee for the expenses in (a)-(j) above. Invoices are due upon receipt.

5.Responsibility and Authority of Pilot-in-Command. Lessee acknowledges that, as required by 14 C.F.R. § 91.3, the pilot in command of an aircraft is directly responsible for, and is the final authority as to, the operation of that aircraft.

6.Operational Control. Lessor will have operational control of all flights under this Agreement.

7.Maintenance. Lessor is solely responsible for keeping the Aircraft in an airworthy condition.

8.Insurance. During this Agreement, Lessor shall cause to be carried and maintained, at Lessor’s cost and expense:

a.Physical damage insurance with respect to the Aircraft;
b.Third party aircraft liability insurance, passenger legal liability insurance, property damage liability insurance, and medical expense insurance in the amounts set forth below:

Combined Liability Coverage for
Bodily Injury and Property Damage
Including Passengers -
Each Occurrence            $300 million

Medical Expense Coverage -
Each Person                $75,000

Lessor is responsible for the cost of any deductible amount on any policy of insurance in the event of a claim or loss. Any policies of insurance carried in accordance with this Agreement will name Lessee as an additional insured. Each liability policy shall be primary without right of contribution from any other insurance which is carried by Lessee or Lessor and shall provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

Lessor shall submit this Agreement for approval to the insurance carrier for each policy of insurance on the Aircraft. Lessor shall arrange for a Certificate of Insurance evidencing appropriate coverage as to the Aircraft and the satisfaction of the requirements set forth above to be given by its insurance carriers to Lessee.

9.Damage to Aircraft Interior. Lessee is responsible for all damage that it and its passengers cause to the Aircraft’s interior, excluding normal wear and tear. Lessor will invoice Lessee for such damage, and the invoice is due upon receipt.

10.Fines and Penalties. Lessee is responsible for all fines and penalties attributed to it and its passengers’ conduct, including failure to cooperate with federal agencies, such as U.S. Customs and Border Protection.

11.Representations and Warranties. Lessee represents and warrants that:
a.It will use the Aircraft for its own business and personal use only and will not use the Aircraft to provide transportation of passengers or cargo in air commerce for compensation or hire;
b.It will not create or attempt to create any lien, encumbrance, or security interest in the Aircraft;
c.It will treat the Aircraft and its interior with care; and
d.It will follow all of Lessor and Lessor’s flight crew’s instructions, as well as instructions (posted or verbal) from airports and airport operators, such as FBOs.

12.Aircraft Base. The Aircraft’s base is Trenton-Mercer County Airport.

13.Miscellaneous Provisions.
a.Amendments. The provisions of this Agreement may not be waived, altered, or modified in any manner except by written instrument signed by both parties hereto.

b.Assignment. This Agreement may not be assigned.

c.Counterparts. This Agreement may be executed in two or more counterparts, such counterparts together constituting one and the same instrument. Counterparts may be exchanged via email or other electronic transmission. Electronic signatures through DocuSign are acceptable.

d.Entire Agreement. The parties agree that the terms and conditions of this Agreement constitute the entire agreement between the parties with respect to the subject matter herein.

e.Governing Law. This Agreement shall be governed and construed pursuant to the laws of the State of New Jersey. The parties hereby consent to the exclusive personal jurisdiction of the courts in and for the State of New Jersey in the event of litigation pertaining hereto, with venue to lie exclusively in any court of competent jurisdiction in Mercer County, New Jersey. THE PARTIES HEREBY

KNOWINGLY, VOLUNTARILY, AND INTELLIGENTLY WAIVE YOUR RIGHTS TO A JURY TRIAL IN ANY ACTION, SUIT OR PROCEEDING RELATING TO, ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

f.Confidentiality. The terms and conditions of this Agreement shall remain strictly confidential and shall not be disclosed by either party, except (i) as required by law, and (ii) to such parties’ advisors with a need-to-know basis.

[TRUTH IN LEASING STATEMENT ON FOLLOWING PAGE]

14.        TRUTH IN LEASING STATEMENT

THE AIRCRAFT, [Redacted], HAS BEEN MAINTAINED AND INSPECTED UNDER 14 C.F.R. PART 91 DURING THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS LEASE.

THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER 14 C.F.R. PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE. DURING THE DURATION OF THIS LEASE JBH VENTURES LLC IS CONSIDERED RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE.

AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE RESPONSIBLE FAA FLIGHT STANDARDS DISTRICT OFFICE.

THE “INSTRUCTIONS FOR COMPLIANCE WITH TRUTH IN LEASING REQUIREMENTS” ATTACHED HERETO ARE INCORPORATED HEREIN BY REFERENCE.

I, THE UNDERSIGNED Kelly J. Engel, AS VICE PRESIDENT OF JBH VENTURES LLC CERTIFY THAT IT IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT AND THAT IT UNDERSTANDS IT’S RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

IN WITNESS WHEREOF, the parties have executed this Agreement.

JBH VENTURES LLC                CHEVRON CORPORATION

By: /s/ Kelly S. Engel                     By: /s/ Christine L. Cavallo

Name: Kelly S. Engel                    Name: Christine L. Cavallo

Title: Vice President                    Title: Assistant Secretary

INSTRUCTIONS FOR COMPLIANCE WITH “TRUTH IN LEASING”
REQUIREMENTS

1.    Mail a copy of the lease to the following address via certified mail, return receipt requested, immediately upon execution of the lease (14 C.F.R. § 91.23 requires that the copy be sent within twenty-four hours after it is signed):

Federal Aviation Administration
Aircraft Registration Branch
ATTN: Technical Section
P.O. Box 25724
Oklahoma City, Oklahoma 73125

2.    Telephone the responsible Flight Standards office at least forty-eight hours prior to the first flight under this lease.

3.    Carry a copy of the lease in the aircraft at all times.